UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2013

VISANT CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	333-120386	90-0207604
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

357 Main Street Armonk, New York	10504
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 595-8200

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

As previously announced, on November 19, 2013, Visant Corporation (“Visant”) and its subsidiary, Jostens, Inc., entered into a Stock Purchase Agreement with American Achievement Group Holding Corp., (“American Achievement”), each holder of outstanding equity interests of American Achievement, and American Achievement Holdings LLC, in its capacity as Sellers’ Representative (the “Stock Purchase Agreement”).

Pursuant to the Stock Purchase Agreement, at closing holders of American Achievement’s common stock, common stock warrants and preferred stock will receive payment in kind discount notes (each a “Buyer PIK Note” or “Note”, and collectively, the “Buyer PIK Notes” or “Notes”) from Visant that will mature upon the later of the date that is 15 months from the closing under the Stock Purchase Agreement or December 22, 2015.

The Buyer PIK Notes will be unsecured obligations of Visant. Visant’s obligations in respect of the Buyer PIK Notes will be subordinated in right of payment to the obligations of Visant’s 10% Senior Notes due 2017 issued under the Indenture dated as of September 22, 2010 (the “Indenture”), to any other notes issued pursuant to the Indenture, to any senior unsecured fixed rate bridge loans (including senior unsecured notes issued in lieu or in exchange thereof) incurred by Visant and to any of Visant’s senior secured indebtedness, including any senior secured notes. Payments made on any Buyer PIK Note will be pari passu in right of payment to any other Buyer PIK Note issued pursuant to the Stock Purchase Agreement.

The principal face amount of a Note will be the discounted amount of the Note. Interest on a Note will accrue, compounding annually, on the principal balance of the Note (without regard to any partial prepayments, if any made under the Note) from and including the closing date under the Stock Purchase Agreement to but excluding the date on which the Note is paid in full, at a rate per annum equal to 12% computed on the basis of a 360-day year. On each anniversary of the date of issuance of the Notes, Visant will capitalize the interest payable and add such interest to the principal amount of the Notes.

Upon a Refinancing (as defined in the Note) or upon a Change of Control (as defined in the Indenture), Visant will be obligated to pay the entire maturity payment to the holders of the Notes upon the consummation of such event.

The Notes will contain customary representations and warranties. The Notes will also contain covenants that are generally consistent with those in the Indenture. The Buyer PIK Notes will also contain customary payment default, covenant default and cross default provisions.

The foregoing description of the Buyer PIK Notes is included to provide you with information regarding the terms thereof. It does not purport to be a complete description and is qualified in its entirety by reference to the full text of the form of Buyer PIK Note, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	Exhibits

99.1	Form of Buyer PIK Note.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This report contains “forward-looking statements”, including, without limitation, statements concerning expectations regarding the proposed transaction. Forward-looking statements are not historical facts, but rather predictions and generally can be identified by use of statements that include such words as “may”, “might”, “will”, “should”, “estimate”, “project”, “plan”, “anticipate”, “expect”, “intend”, “outlook”, “believe” and other similar expressions that are intended to identify forward-looking statements and information. These forward-looking statements are based on estimates and assumptions by management that, although believed to be reasonable, are inherently uncertain and subject to a number of risks and uncertainties. Actual results may differ materially from current expectations depending upon a number of factors affecting the businesses and risks associated with the successful execution and integration of the proposed transaction and the performance of the combined business following such transaction. These factors include, without limitation, successful completion of the proposed transaction in the time period anticipated or at all, which is dependent on the parties’ ability to satisfy certain closing conditions, the ability to implement plans for integration and the ability to realize the anticipated synergies resulting from the proposed transaction and the costs related to achieving such synergies, the receipt of regulatory approvals, and those identified under “Risk Factors” in Visant’s Annual Report on Form 10-K for the year ended December 29, 2012, in addition to those discussed in Visant’s quarterly reports on Form 10-Q.

We caution you not to place undue reliance on these forward-looking statements, and any such forward-looking statements are qualified in their entirety by reference to the cautionary statements. All forward-looking statements speak only as of the date they are made, are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. We undertake no obligation to update publicly or revise any forward-looking statements in light of new information, future events or otherwise, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISANT CORPORATION

Date: November 21, 2013	/s/ Marie D. Hlavaty
Marie D. Hlavaty
Senior Vice President,
Chief Legal Officer

EXHIBIT INDEX

Exhibit No.	Exhibit

99.1	Form of Buyer PIK Note.